Exhibit 99.1

FOR IMMEDIATE RELEASE

ISLE OF CAPRI CASINOS, INC. ANNOUNCES FULL YEAR AND FOURTH QUARTER RESULTS

BILOXI, MISS. (June 17, 2004)—Isle of Capri Casinos, Inc. (NASDAQ: ISLE) today reported financial results for the fiscal year and fourth quarter ended April 25, 2004. For the fiscal year 2004, the company reported net income of $27.7 million and earnings per diluted common share of $0.91. This compares to net income for the same period in fiscal 2003, of $45.6 million, or $1.50 per diluted share. Net revenues for the fiscal year ended April 25, 2004, were $1.11 billion, up from $1.07 billion for the comparable period in the previous year. Adjusted EBITDA1 in fiscal 2004 was a record $251.7 million, an increase of $9.4 million, or 4.0 percent, over the prior fiscal year Adjusted EBITDA1 of $242.3 million.

For the fourth quarter, the company reported a net loss of $4.3 million, and loss per diluted common share of $0.15, compared to net income of $18.2 million, or $0.60 per diluted common share for the same quarter last year. For the fourth quarter ended April 25, 2004, the company reported fourth quarter net revenues of $292.6 million, compared to $275.9 million for the same period in fiscal 2003, and Adjusted EBITDA1 of $66.3 million, compared to $73.6 million for the same period in fiscal 2003.

Bernard Goldstein, Isle of Capri Casinos, Inc. chairman and chief executive officer, said, “Like most growing businesses, we experienced a year that presented unique challenges; however, we relied on our strong management team and proven operational approach to produce record annual Adjusted EBITDA1. As we continue on our path of growth, we recognize that some short-term challenges will continue, and we are poised to successfully manage them, while remaining focused on goals of expansion and strengthening our existing properties.”

During the fiscal year and the fourth quarter ended April 25, 2004, the company incurred a loss on early extinguishment of debt in connection with the refinancing of its $390.0 million 8¾ percent Senior Subordinated Notes due 2009 and preopening expenses related to the Isle-Our Lucaya and the Blue Chip-Wolverhampton property openings. The following table reflects comparable net income adjusted for these items:

	Three Months Ended		Fiscal Year Ended
	April 25, 2004	April 27, 2003	April 25, 2004	April 27, 2003

	(In thousands)
Net income (loss), as reported	$(4,346)	$18,238	$27,749	$45,593
Add back:
Loss on early extinguishment of debt,
net of income taxes	15,140	-	15,140	-
Valuation charge, net of income taxes	-	1,211	-	1,211
Preopening, net of income taxes	243	-	1,432	-

Adjusted net income	$11,037	$19,449	$44,321	$46,804

Adjusted earnings per diluted common share	$0.35	$0.65	$1.44	$1.54

Adjusted weighted average common shares,
assuming dilution	31,150	30,133	30,841	30,452

Fourth Quarter 2004 Developments

Fiscal fourth quarter 2004 Adjusted EBITDA1 was less than expected due to the following factors:
  As the company pursued its $94.0 million expansion plan to upgrade and expand its Black Hawk, CO properties, greater than expected construction disruption occurred. This disruption, which resulted in an estimated shortfall of approximately $2.0 million, is expected to continue until the spring of 2005. The company will attempt to mitigate the adverse effects of construction through increased promotional and targeted reactivation efforts and attempting to accelerate the most disruptive elements of the construction process.
  The transformation of the Isle-Bossier City, to the first full resort property in the Bossier market was completed with the opening of the Palms Spa, Coconut Cay pool and entertainment area during the fourth quarter of fiscal 2004. However, increased competition and slower ramp up of gaming play than anticipated from the completion of the property’s additional 265-room hotel and other amenities, resulted in an estimated shortfall of approximately $1.9 million. Based on current results, the company believes the ramp up to expected levels will continue to be slow due to competitive effects of Native American gaming in Oklahoma and significant capacity additions at Louisiana Downs.
  The Isle-Our Lucaya in Freeport, Grand Bahama, which opened in the third quarter of fiscal 2004, as an upscale Isle player incentive, experienced a slower than expected increase of business due to less than anticipated play from high-season occupancy at the resort and the marketing channels’ minimal effect due to timing of the opening. These factors resulted in an estimated $1.1 million shortfall. The company is aggressively pursuing its airlift, independent agent and cross-property marketing channels to stimulate additional gaming revenues.
  The Blue Chip-Dudley produced less than expected results due to a combination of reduced drop and lower hold percentages than experienced in the third quarter’s first six weeks of operation. This yielded results that were less than expected by approximately $0.8 million. During the fourth quarter, Blue Chip-Wolverhampton opened near Birmingham. Isle’s strategy with Blue Chip is to pursue strategic locations and licensing, while gaining valuable operating experience in United Kingdom markets. This strategy will position the company for possible expansion upon the expected deregulation of gaming in the United Kingdom.
  As new business developments for the company progressed, related expenses exceeded expectations, primarily for the United Kingdom and the St. Louis area. These expenses included legal and design fees of approximately $2.0 million. The company is positioned to pursue its growth strategy in the United Kingdom, Chicago, St. Louis and other venues.

Additional Highlights

  The Isle issued $500.0 million of 7 percent Senior Subordinated Notes due in 2014 and used the proceeds to retire $390.0 million of its 8¾ percent Senior Subordinated Notes due 2009, including prepayment premiums and accrued interest thereon, $37.5 million of its Senior Secured Term Loan B, $8.0 million of its Senior Secured Revolving Loans, fees and expenses and general corporate purposes.
  The company’s industry-leading members’ club, IsleOne™ Players Club, continued to grow in terms of acceptance and loyalty with players. Revenue from club members at the same properties, fourth quarter over the prior year's fourth quarter increased by approximately 6.3 percent.
  The IsleOne Marketing System was upgraded with a promotions module, which allows players to swipe their club card for instant promotion entry and access to promotion information.
  The Isle has continued to aggressively pursue the strategy of integrating ticket-in/ticket-out technology and paperless rewards on the casino floor, to enhance customer gaming experiences.
  The $15.0 million Grand Palais renovation project at the Isle-Lake Charles continues. The Texas and first deck have been completed and construction is ongoing on the second deck. Substantial completion of the second deck is expected by July 4th, with all remaining work completed by September.
  The Isle’s development in Coventry, England is on schedule. The company expects to spend approximately $19.0 million during fiscal year 2005 on utility and other infrastructure.

Timothy M. Hinkley, Isle of Capri Casinos, Inc. president and chief operating officer, said, “We recognize that the business from customers who are not members of our players’ club (retail) declined in the fourth quarter, and early results in the Louisiana, Mississippi and Colorado markets indicate that this softness has continued into the first quarter of fiscal 2005. Therefore, to combat this challenge, we are implementing proactive strategies including aggressive promotional programs, targeted efforts to drive increased visitation from deeper within our customer base and the reactivation of customers with decreased visitation patterns. Along with these initiatives, we will remain focused on the enhancement of our core property product to better compete with existing and anticipated new competition.”

Isle of Capri Casinos, Inc.
Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three Months Ended		Fiscal Year Ended
	April 25,	April 27,	April 25,	April 27,
	2004	2003	2004	2003

Revenues:
Casino	$292,483	$272,085	$1,124,282	$1,051,485
Hotel, pari-mutuel, food, beverage & other	56,417	54,198	210,670	213,973

Gross revenues	348,900	326,283	1,334,952	1,265,458
Less promotional allowances	56,335	50,406	221,809	199,727

Net revenues	292,565	275,877	1,113,143	1,065,731

Operating and other expenses:
Properties (2)	219,543	196,501	834,281	801,041
New development (3)	2,514	804	5,853	2,471
Corporate (4)	4,186	4,933	21,298	19,901
Preopening (5)	243	-	2,293	-
Valuation charge (6)	-	1,923	-	1,923
Depreciation and amortization	24,368	20,587	90,063	76,626

Total operating and other expenses	250,854	224,748	953,788	901,962

Operating income	41,711	51,129	159,355	163,769

Net interest expense (7)	(20,559)	(19,981)	(82,582)	(82,003)
Minority interest (8)	(2,033)	(2,155)	(10,072)	(9,451)
Loss on early extinguishment of debt (9)	(26,115)	-	(26,115)	-

Income (loss) before income taxes	(6,996)	28,993	40,586	72,315

Income tax expense (benefit) (10)	(2,650)	10,755	12,837	26,722

Net income (loss)	$(4,346)	$18,238	$27,749	$45,593

Net income (loss) per diluted common share	$(0.15)	$0.60	$0.91	$1.50

Weighted average diluted common shares	29,648	30,133	30,466	30,452

Selected Consolidated Balance Sheet Accounts

	April 25, 2004	April 27, 2003

	(In thousands)
Cash and cash equivalents	$134,582	$94,626
Property and equipment, net	907,460	841,332
Long-term debt, including current portion	1,088,864	1,027,987
Stockholders' equity	241,406	203,904

Isle of Capri Casinos, Inc.
Comparative Financial Highlights by Casino Property
(In thousands)

	THREE MONTHS ENDED

	April 25,			April 27,
	2004			2003

	Net Revenues (11)	Adjusted EBITDA (1)	Adjusted EBITDA Margin % (1)	Net Revenues (11)	Adjusted EBITDA (1)	Adjusted EBITDA Margin % (1)

MISSISSIPPI
BILOXI	$21,576	$5,517	25.6%	$21,026	$5,402	25.7%
NATCHEZ	9,768	2,848	29.2%	9,427	2,843	30.2%
VICKSBURG	14,960	5,264	35.2%	14,420	4,466	31.0%
LULA	23,955	7,265	30.3%	25,147	7,026	27.9%
MISSISSIPPI TOTAL	70,259	20,894	29.7%	70,020	19,737	28.2%

LOUISIANA
BOSSIER CITY	29,676	5,153	17.4%	29,574	7,944	26.9%
LAKE CHARLES (2)	44,641	9,812	22.0%	43,874	12,810	29.2%
LOUISIANA TOTAL	74,317	14,965	20.1%	73,448	20,754	28.3%

MISSOURI
KANSAS CITY	25,607	5,178	20.2%	24,321	6,008	24.7%
BOONVILLE	17,884	5,551	31.0%	16,615	4,747	28.6%
MISSOURI TOTAL	43,491	10,729	24.7%	40,936	10,755	26.3%

IOWA
BETTENDORF	25,568	9,127	35.7%	24,793	9,528	38.4%
DAVENPORT	17,862	6,067	34.0%	15,527	3,952	25.5%
MARQUETTE	9,995	2,032	20.3%	9,285	1,785	19.2%
IOWA TOTAL	53,425	17,226	32.2%	49,605	15,265	30.8%

COLORADO
BLACK HAWK (12)	25,655	9,467	36.9%	25,221	9,959	39.5%
COLORADO CENTRAL
STATION (12)(13)	8,657	1,057	12.2%	910	221	24.3%
COLORADO
GRANDE (12)(13)	1,706	430	25.2%	167	60	35.9%
COLORADO TOTAL	36,018	10,954	30.4%	26,298	10,240	38.9%

INTERNATIONAL
BLUE CHIP (5)(14)	1,000	(258)	(25.8%)	-	-	0.0%
OUR LUCAYA (5)	5,500	(1,627)	(29.6%)	-	-	0.0%
INTERNATIONAL TOTAL	6,500	(1,885)	(29.0%)	-	-	0.0%

CORPORATE & OTHER (15)	8,555	(6,561)	N/M	15,570	(3,112)	N/M

TOTAL	$292,565	$66,322	22.7%	$275,877	$73,639	26.7%

Isle of Capri Casinos, Inc.
Comparative Financial Highlights by Casino Property
(Unaudited)
(In thousands)

	FISCAL YEAR ENDED

	April 25, April 27,
	2004 2003

	Net Revenues (11)	Adjusted EBITDA (1)	Adjusted EBITDA Margin % (1)	Net Revenues (11)	Adjusted EBITDA (1)	Adjusted EBITDA Margin % (1)

MISSISSIPPI
BILOXI	$83,675	$20,004	23.9%	$81,181	$19,605	24.1%
NATCHEZ	33,882	8,603	25.4%	33,779	8,872	26.3%
VICKSBURG	55,420	16,681	30.1%	55,673	16,045	28.8%
LULA	87,935	24,199	27.5%	92,568	26,117	28.2%
MISSISSIPPI TOTAL	260,912	69,487	26.6%	263,201	70,639	26.8%

LOUISIANA
BOSSIER CITY	110,495	19,559	17.7%	116,808	26,567	22.7%
LAKE CHARLES (2)	169,681	38,529	22.7%	169,495	44,004	26.0%
LOUISIANA TOTAL	280,176	58,088	20.7%	286,303	70,571	24.6%

MISSOURI
KANSAS CITY	93,228	17,791	19.1%	91,971	18,522	20.1%
BOONVILLE	68,217	19,001	27.9%	62,401	15,349	24.6%
MISSOURI TOTAL	161,445	36,792	22.8%	154,372	33,871	21.9%

IOWA
BETTENDORF	100,363	33,337	33.2%	95,334	30,979	32.5%
DAVENPORT	68,072	18,965	27.9%	59,446	12,385	20.8%
MARQUETTE	42,051	10,596	25.2%	38,178	8,175	21.4%
IOWA TOTAL	210,486	62,898	29.9%	192,958	51,539	26.7%

COLORADO
BLACK HAWK (12)	106,356	39,886	37.5%	103,801	38,575	37.2%
COLORADO CENTRAL
STATION (12)(13)	42,560	8,493	20.0%	910	221	24.3%
COLORADO
GRANDE (12)(13)	7,701	1,918	24.9%	167	60	35.9%
COLORADO TOTAL	156,617	50,297	32.1%	104,878	38,856	37.0%

INTERNATIONAL
BLUE CHIP (5)(14)	1,861	27	1.5%	-	-	0.0%
OUR LUCAYA (5)	7,540	(2,149)	(28.5%)	-	-	0.0%
INTERNATIONAL TOTAL	9,401	(2,122)	(22.6%)	-	-	0.0%

CORPORATE & OTHER (15)	34,106	(23,729)	N/M	64,019	(23,158)	N/M

TOTAL	$1,113,143	$251,711	22.6%	$1,065,731	$242,318	22.7%

Isle of Capri Casinos, Inc.
Reconciliation of Operating Income (Loss) to Adjusted EBITDA by Casino Property
(In thousands)
Three Months Ended April 25, 2004

	Operating Income (Loss)	Depreciation & Amortization	Preopening (5)	Adjusted EBITDA (1)	Operating Income Margin % (1)

MISSISSIPPI
BILOXI	$3,383	$2,134	$-	$5,517	15.7%
NATCHEZ	2,073	775	-	2,848	21.2%
VICKSBURG	4,057	1,207	-	5,264	27.1%
LULA	4,868	2,397	-	7,265	20.3%
MISSISSIPPI TOTAL	14,381	6,513	-	20,894	20.5%

LOUISIANA
BOSSIER CITY	2,212	2,941	-	5,153	7.5%
LAKE CHARLES	6,592	3,220	-	9,812	14.8%
LOUISIANA TOTAL	8,804	6,161	-	14,965	11.8%

MISSOURI
KANSAS CITY	3,174	2,004	-	5,178	12.4%
BOONVILLE	3,929	1,622	-	5,551	22.0%
MISSOURI TOTAL	7,103	3,626	-	10,729	16.3%

IOWA
BETTENDORF	7,353	1,774	-	9,127	28.8%
DAVENPORT	3,852	2,215	-	6,067	21.6%
MARQUETTE	1,228	804	-	2,032	12.3%
IOWA TOTAL	12,433	4,793	-	17,226	23.3%

COLORADO
BLACK HAWK (12)	7,783	1,684	-	9,467	30.3%
COLORADO CENTRAL
STATION (12)(13)	515	542	-	1,057	5.9%
COLORADO
GRANDE (12)(13)	353	77	-	430	20.7%
COLORADO TOTAL	8,651	2,303	-	10,954	24.0%

INTERNATIONAL
BLUE CHIP (5)(14)	(530)	28	244	(258)	(53.0%)
OUR LUCAYA (5)	(1,966)	340	(1)	(1,627)	(35.7%)
INTERNATIONAL TOTAL	(2,496)	368	243	(1,885)	(38.4%)

CORPORATE & OTHER (15)	(7,165)	604	-	(6,561)	N/M

Total	$41,711	$24,368	$243	$66,322	14.3%

Three Months Ended April 27, 2003

	Operating Income (Loss)	Depreciation & Amortization	Valuation Charge (6)	Adjusted EBITDA (1)	Operating Income Margin % (1)

MISSISSIPPI
BILOXI	$3,363	$2,039	$-	$5,402	16.0%
NATCHEZ	2,185	658	-	2,843	23.2%
VICKSBURG	3,223	1,243	-	4,466	22.4%
LULA	4,597	2,429	-	7,026	18.3%
MISSISSIPPI TOTAL	13,368	6,369	-	19,737	19.1%

LOUISIANA
BOSSIER CITY	6,032	1,912	-	7,944	20.4%
LAKE CHARLES (2)	10,166	2,644	-	12,810	23.2%
LOUISIANA TOTAL	16,198	4,556	-	20,754	22.1%

MISSOURI
KANSAS CITY	4,538	1,470	-	6,008	18.7%
BOONVILLE	3,291	1,456	-	4,747	19.8%
MISSOURI TOTAL	7,829	2,926	-	10,755	19.1%

IOWA
BETTENDORF	7,697	1,831	-	9,528	31.0%
DAVENPORT	2,277	1,675	-	3,952	14.7%
MARQUETTE	1,006	779	-	1,785	10.8%
IOWA TOTAL	10,980	4,285	-	15,265	22.1%

COLORADO
BLACK HAWK (12)	8,054	1,905	-	9,959	31.9%
COLORADO CENTRAL
STATION (12)(13)	221	-	-	221	24.3%
COLORADO
GRANDE (12)(13)	60	-	-	60	35.9%
COLORADO TOTAL	8,335	1,905	-	10,240	23.1%

INTERNATIONAL
BLUE CHIP (5)(14)	-	-	-	-	0.0%
OUR LUCAYA (5)	-	-	-	-	0.0%
INTERNATIONAL TOTAL	-	-	-	-	0.0%

CORPORATE & OTHER (15)	(5,581)	546	1,923	(3,112)	N/M

TOTAL	$51,129	$20,587	$1,923	$73,639	18.5%

Isle of Capri Casinos, Inc.
Reconciliation of Operating Income (Loss) to Adjusted EBITDA by Casino Property
(In thousands)
Fiscal Year Ended April 25, 2004

	Operating Income (Loss)	Depreciation & Amortization	Preopening (5)	Adjusted EBITDA (1)	Operating Income Margin % (1)

MISSISSIPPI
BILOXI	$12,075	$7,929	$-	$20,004	14.4%
NATCHEZ	5,931	2,672	-	8,603	17.5%
VICKSBURG	11,747	4,934	-	16,681	21.2%
LULA	14,322	9,877	-	24,199	16.3%
MISSISSIPPI TOTAL	44,075	25,412	-	69,487	16.9%

LOUISIANA
BOSSIER CITY	10,617	8,942		19,559	9.6%
LAKE CHARLES	27,076	11,453		38,529	16.0%
LOUISIANA TOTAL	37,693	20,395	-	58,088	13.5%

MISSOURI
KANSAS CITY	10,971	6,820	-	17,791	11.8%
BOONVILLE	12,791	6,210	-	19,001	18.8%
MISSOURI TOTAL	23,762	13,030	-	36,792	14.7%

IOWA
BETTENDORF	25,954	7,383	-	33,337	25.9%
DAVENPORT	9,910	9,055	-	18,965	14.6%
MARQUETTE	7,436	3,160	-	10,596	17.7%
IOWA TOTAL	43,300	19,598	-	62,898	20.6%

COLORADO
BLACK HAWK (12)	33,109	6,777	-	39,886	31.1%
COLORADO CENTRAL
STATION (12)(13)	6,845	1,648	-	8,493	16.1%
COLORADO
GRANDE (12)(13)	1,627	291	-	1,918	21.1%
COLORADO TOTAL	41,581	8,716	-	50,297	26.5%

INTERNATIONAL
BLUE CHIP (5)(14)	(259)	42	244	27	(13.9%)
OUR LUCAYA (5)	(4,694)	496	2,049	(2,149)	(62.3%)
INTERNATIONAL TOTAL	(4,953)	538	2,293	(2,122)	(52.7%)

CORPORATE & OTHER (15)	(26,103)	2,374	-	(23,729)	N/M

TOTAL	$159,355	$90,063	$2,293	$251,711	14.3%

Fiscal Year Ended April 27, 2003

	Operating Income (Loss)	Depreciation & Amortization	Valuation Charge (6)	Adjusted EBITDA (1)	Operating Income Margin % (1)

MISSISSIPPI
BILOXI	$12,730	$6,875	$-	$19,605	15.7%
NATCHEZ	6,706	2,166	-	8,872	19.9%
VICKSBURG	11,293	4,752	-	16,045	20.3%
LULA	16,731	9,386	-	26,117	18.1%
MISSISSIPPI TOTAL	47,460	23,179	-	70,639	18.0%

LOUISIANA
BOSSIER CITY	18,634	7,933	-	26,567	16.0%
LAKE CHARLES (2)	33,407	10,597	-	44,004	19.7%
LOUISIANA TOTAL	52,041	18,530	-	70,571	18.2%

MISSOURI
KANSAS CITY	13,276	5,246	-	18,522	14.4%
BOONVILLE	9,705	5,644	-	15,349	15.6%
MISSOURI TOTAL	22,981	10,890	-	33,871	14.9%

IOWA
BETTENDORF	24,078	6,901	-	30,979	25.3%
DAVENPORT	5,977	6,408	-	12,385	10.1%
MARQUETTE	5,147	3,028	-	8,175	13.5%
IOWA TOTAL	35,202	16,337	-	51,539	18.2%

COLORADO
BLACK HAWK (12)	32,720	5,855	-	38,575	31.5%
COLORADO CENTRAL
STATION (12)(13)	221	-	-	221	24.3%
COLORADO
GRANDE (12)(13)	60	-	-	60	35.9%
COLORADO TOTAL	33,001	5,855	-	38,856	37.0%

INTERNATIONAL
BLUE CHIP (5)(14)	-	-	-	-	0.0%
OUR LUCAYA (5)	-	-	-	-	0.0%
INTERNATIONAL TOTAL	-	-	-	-	0.0%

CORPORATE & OTHER (15)	(26,916)	1,835	1,923	(23,158)	N/M

TOTAL	$163,769	$76,626	$1,923	$242,318	15.4%

1.     EBITDA is “earnings before interest, income taxes, depreciation and amortization.” Isle of Capri calculates Adjusted EBITDA at its properties by adding preopening expense, management fees, other charges and non-cash items to EBITDA. Adjusted EBITDA is presented solely as a supplemental disclosure because management believes that it is 1) a widely used measure of operating performance in the gaming industry, and 2) a principal basis of valuing gaming companies. Management uses property level Adjusted EBITDA (Adjusted EBITDA before corporate expense) as the primary measure of the company’s operating properties’ performance, including the evaluation of operating personnel. Adjusted EBITDA should not be construed as an alternative to operating income, as an indicator of the company’s operating performance, as an alternative to cash flows from operating activities, as a measure of liquidity, or as an alternative to any other measure determined in accordance with accounting principles generally accepted in the United States. The company has significant uses of cash flows, including capital expenditures, interest payments, taxes and debt principal repayments, which are not reflected in Adjusted EBITDA. Also, other gaming companies that report Adjusted EBITDA information may calculate Adjusted EBITDA in a different manner than the company. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by net revenues. Reconciliations of operating income to Adjusted EBITDA and operating income as a percentage of net revenues are included in the financial schedules accompanying this release.

2.     For the fiscal year ended April 27, 2003, amount includes $2.6 million for the Isle-Lake Charles related to insurance proceeds for a litigation settlement.

3.     New development expenses include incremental costs incurred pursuing new opportunities within the industry. Such costs include, but are not limited to, legal and other professional fees, application fees, as well as personnel and travel costs.

4.     Corporate expenses for the fiscal year ended April 25, 2004, include a $2.0 million charge related to the accrual of additional loss contingencies for litigation matters as compared to a $1.8 million charge in the prior year’s fiscal year ended April 27, 2003.

5.     Preopening relates to expenses incurred opening the casino at Our Lucaya Beach and Golf Resort, Grand Bahama Island, which opened on December 15, 2003, and opening a new pub-style casino in Wolverhampton, England, on April 22, 2004.

6.     Valuation charge of $1.9 million for the quarter and fiscal year ended April 27, 2003, includes the fully reserved investment in Ardent Gaming, L.L.C., an unrelated third-party. The cashless gaming system being developed under the joint venture was substantially past due and management believed it was probable that it would not recover its investment.

7.     Consolidated net interest expense is comprised of the following components:

	Three Months Ended		Fiscal Year Ended
	April 25,	April 27,	April 25,	April 27,
	2004	2003	2004	2003

	(In thousands)
Interest expense	$21,057	$20,442	$84,988	$82,734
Interest income	(181)	(362)	(874)	(562)
Capitalized interest	(317)	(99)	(1,532)	(169)

Net interest expense	$20,559	$19,981	$82,582	$82,003

Included in the consolidated net interest expense are the net interest expenses of the Isle-Black Hawk, the Colorado Central Station-Black Hawk and the Colorado Grande-Cripple Creek that is comprised of the following:

	Three Months Ended		Fiscal Year Ended
	April 25,	April 27,	April 25,	April 27,
	2004	2003	2004	2003

	(In thousands)
Interest expense	$2,426	$1,417	$10,979	$5,629
Interest income	(30)	(7)	(128)	(14)
Capitalized interest	(207)	-	(207)	-

Net interest expense	$2,189	$1,410	$10,644	$5,615

8.     Minority interest represents unrelated third parties’ portion of Blue Chip Casinos, PLC’s net income, the Isle-Black Hawk’s income before income taxes and the Colorado Central Station-Black Hawk’s and the Colorado Grande-Cripple Creek’s net income.

9.     Loss on early extinguishment of debt of $26.1 million for the quarter and fiscal year ended April 25, 2004, relate to the refinancing of its $390.0 million 8¾ percent Senior Subordinated Notes on March 3, 2004. These charges include early payment premiums, as well as the write-off of debt acquisition costs.

10.   Our effective tax rate for the quarter ended April 25, 2004, was 38.9 percent, compared to 37.2 percent for the quarter ended April 27, 2003. Our effective tax rate was 31.7 percent and 37.0 percent for the fiscal year ended April 25, 2004, and April 27, 2003, respectively. The decline in the rate, fiscal year over fiscal year, is attributable to three items: the Isle-Our Lucaya’s loss was not deductible for United States income tax purposes, estimates were changed during the second quarter of fiscal 2004 related to an Internal Revenue Service audit, and estimates were changed relating to the state income tax provision.

11.   Net revenues are presented net of complimentaries, slot points expense and cash coupon redemptions.

12.   As management fees are eliminated in consolidation, the Adjusted EBITDA for the Isle-Black Hawk, the Colorado Central Station-Black Hawk and the Colorado Grande-Cripple Creek, does not include management fees. The following table shows management fees and Adjusted EBITDA inclusive of management fees for the three months and fiscal years ended April 25, 2004, and April 27, 2003:

	Three Months Ended		Fiscal Year Ended
	April 25, 2004	April 27, 2003	April 25, 2004	April 27, 2003

	(In thousands)
Management Fees
Isle - Black Hawk	$1,245	$1,642	$4,889	$5,146
Colorado Central Station	339	43	1,902	43
Colorado Grande	99	8	382	8

Adjusted EBITDA with Management Fees
Isle - Black Hawk	8,222	8,317	34,997	33,429
Colorado Central Station	718	178	6,591	178
Colorado Grande	331	52	1,536	52

13.     The Isle of Capri Casinos, Inc. acquired these properties on April 22, 2003.

14.     The Isle of Capri Casinos, Inc. acquired a two-thirds interest in Blue Chip Casinos, PLC on November 28, 2003. Blue Chip Casinos, PLC owns and operates pub-style casinos in Dudley and Wolverhampton, England.

15.     For the quarter ended April 25, 2004, corporate and other includes the operating results of Pompano Park.  For the quarter ended April 27, 2003, corporate and other includes the operating results of Pompano Park and the Lady Luck-Las Vegas. For the fiscal year ended April 25, 2004, corporate and other includes the operating results of Pompano Park and the Lady Luck-Las Vegas. For the fiscal year ended April 27, 2003, corporate and other includes the operating results of Pompano Park, the Lady Luck-Las Vegas and the Isle-Tunica. On October 30, 2002, the Isle of Capri completed the sale of the Lady Luck-Las Vegas and continued to operate the casino until September 3, 2003; the date the purchaser’s designated gaming operator received regulatory approval. The Isle-Tunica ceased casino operations on September 3, 2002, and the assets were sold to Boyd Casino Strip, LLC on October 7, 2002.

Isle of Capri Casinos, Inc., a leading developer and owner of gaming and entertainment facilities, operates 18 casinos in 16 locations. The company owns and operates riverboat and dockside casinos in Biloxi, Vicksburg, Lula and Natchez, Mississippi; Bossier City and Lake Charles (2 riverboats), Louisiana; Bettendorf, Davenport and Marquette, Iowa; and Kansas City and Boonville, Missouri. The company also owns a 57 percent interest in and operates land-based casinos in Black Hawk (two casinos) and Cripple Creek, Colorado. Isle of Capri's international gaming interests include a casino that it operates in Freeport, Grand Bahamas, and a two-thirds ownership interest in casinos in Dudley and Wolverhampton, England. The company also owns and operates Pompano Park Harness Racing Track in Pompano Beach, Florida.

As a publicly held company, we regularly file reports with the Securities and Exchange Commission (the “SEC”). These reports are required by the Securities Exchange Act of 1934 and include:
  Annual Reports on Form 10-K;
  Quarterly Reports on Form 10-Q;
  Current Reports on Form 8-K; and
  All amendments to those reports.

Our Internet website is http://www.islecorp.com. We make our filings available free of charge on our Internet website as soon as reasonably practical after we electronically file or furnish such reports to the SEC.

You may read and copy the reports, statements and other information we file with the SEC at the SEC’s public reference room at 450 Fifth Street, N.W., Washington D.C. 20546. You can request copies of these documents by writing to the SEC but must pay photocopying fees. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC’s Internet site (http://www.sec.gov).

Contact:
Allan B. Solomon, Executive Vice President, 561-995-6660
Rex Yeisley, Chief Financial Officer, 228-396-7052
Lori Hutzler, Director of Corporate Communications, 228-396-7031

This press release contains forward-looking statements which are subject to change. These forward-looking statements may be significantly impacted, either positively or negatively by various factors, including without limitation, licensing, and other regulatory approvals, financing sources, development and construction activities, costs and delays, permits, weather, competition and business conditions in the gaming industry. The forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements herein.

Additional information concerning potential factors that could affect the company’s financial condition, results of operations and expansion projects, is included in the filings of the company with the Securities and Exchange Commission, including but not limited to, its 10-K for the fiscal year ended April 27, 2003 and10-Q for the fiscal quarter ended January 25, 2004.